Exhibit 23.4

CONSENT OF INDEPENDENT FINANCIAL ADVISOR

We hereby consent to the summarization by Cubic Energy, Inc. (the “Company”) of portions of our Fairness Opinion dated September 16, 2013, and to all reference to our firm, in this Registration Statement on Form S-1, relating to the fairness to the Company and its common stockholders of the acquisition by the Company of certain assets from Tauren Exploration, Inc.

June 27, 2014

BLACKBRIAR ADVISORS, LLC

By:	/s/ Robert Schleizer
Robert Schleizer
Managing Partner